Exhibit 99.1 Press Release dated November 17, 2010

     Revett Announces Share Consolidation
as it seeks Stock Exchange listing in the USA

Spokane Valley, Washington November 17, 2010; Revett Minerals Inc. (RVM:TSX/RVMIF:OTCBB) (“Revett” or the “Company”) is pleased to announce the Company’s share consolidation (reverse stock split) of common shares on a one for five basis. The consolidation will be effective for trading purposes on November 19, 2010.

Shareholders voted in favor of a share consolidation at the Annual and Special Meeting held on June 16, 2010, giving the board authority to implement a share consolidation. The board decided to implement the share consolidation for the purpose of seeking a stock exchange listing in the USA. The Company will remain listed on the TSX. Following the consolidation, the total issued and outstanding common shares of the Company is 32,421,636 basic and 36,069,436 fully diluted.

A letter of transmittal is being mailed to registered shareholders today. Registered shareholders wishing to receive a new share certificate evidencing their post consolidation shares must complete the letter of transmittal and follow the instructions contained in the letter of transmittal. Shareholders owning shares through a broker or other nominee will have their positions automatically adjusted and will not be required to take any action in connection with the share consolidation.

Revett recently announced Third quarter earnings of US$0.02 cents per share from the generation of US$4.2 million operating cash-flow from the Troy Mine. The Company has also recently announced completion of its debt restructuring program and is now free of corporate debt.

John Shanahan, President and Chief Executive Officer stated “The stock exchange listing that we are pursuing in the USA marks the completion of our corporate restructuring efforts and paves the way for us to reach a broader base of institutional and retail investors while complimenting our current TSX listing.”

About Revett

Revett, through its subsidiaries, owns and operates the currently producing Troy Mine in Lincoln County, Montana and development-stage Rock Creek Project located in Sanders County, Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project will form the basis of our plan to become a solid mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President & CEO

For more information, please contact: Monique Hayes, Director of Corporate & Investor Communications at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain "forward-looking statements" within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as "expects", or "does not expect", "is expected", "is not expected", "budget", "plans", "schedule", "estimates", "forecasts", "intends", "anticipates", "or does not anticipate" or "believes" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will", "occur" or "be achieved". Forward-looking statements contained in this press release include but are not limited to statements with respect to, the Company’s anticipated listing on a stock exchange in the USA and our ability to reach a broader base of investors. Actual results and developments could be affected by the Company’s ability to meet all listing requirements. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.